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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 3, 2004, with respect to the financial statements and schedule included in the Registration Statement on Form S-1/A2, and the related Prospectus of Ness Technologies, Inc.

Tel-Aviv, Israel YY XX, 2004	KOST FORER GABBAY & KASIERER A member of Ernst & Young Global

        The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 15 to the consolidated financial statements.

Tel-Aviv, Israel August 3, 2004	/s/ KOST FORER GABBAY & KASIERER A member of Ernst & Young Global

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM